SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2013

CLIFTON SAVINGS BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

United States	0-50358	34-1983738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1433 Van Houten Avenue, Clifton, New Jersey 07015

(Address of principal executive offices) (Zip Code)

(973) 473-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously reported, on September 4, 2013, the Boards of Directors of Clifton Savings Bancorp, Inc. (the “Company’) and Clifton Savings Bank (the “Bank”) appointed Paul M. Aguggia to the positions of Chairman, Chief Executive Officer and President of the Company and the Bank, effective January 1, 2014.

On November 20, 2013, the Company and the Bank each entered into separate employment agreements with Mr. Aguggia. The agreements, which become effective on January 1, 2014, each provide for a three-year term. The term of Mr. Aguggia’s employment agreement with the Company automatically extends to a three-year term each day until one party gives the other party notice of its intent not to renew the agreement, at which time the term of the agreement becomes fixed at three years. The Board of Directors of the Bank may extend the term of Mr. Aguggia’s employment agreement with the Bank annually.

Under the employment agreements, Mr. Aguggia’s annual base salary is $650,000. In addition to base salary, the employment agreements provide for, among other things, participation in stock-based benefit plans and fringe benefits consistent with those provided to other senior executive officers of the Company and the Bank. The agreements also provide for certain payments to Mr. Aguggia following his termination of employment due to a change in control, his death or disability, or upon termination without just cause (as defined in each agreement).

Pursuant to the terms of each employment agreement, the Bank or the Company, as applicable, will pay or reimburse Mr. Aguggia for all reasonable costs and legal fees paid or incurred by Mr. Aguggia in any dispute or question of interpretation relating to the employment agreement if Mr. Aguggia is successful on the merits in a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and the Company, as applicable, will indemnify Mr. Aguggia to the fullest extent legally allowable. In addition, the agreements provide that, except in the event of a change in control, Mr. Aguggia will be subject to a one-year non-compete clause in the event his employment is terminated.

In connection with the execution of the employment agreements, Mr. Aguggia will receive in January 2014 a one-time signing/transition bonus of $250,000 to assist him with relocation costs, lost benefits and related matters.

Mr. Aguggia has also been designated a participant in the Bank’s amended and restated supplemental executive retirement plan (the “SERP”) effective as of January 1, 2014. The SERP provides benefits to eligible officers of the Bank designated by the Board of Directors that cannot be provided under the Bank’s 401(k) savings plan or its employee stock ownership plan as a result of eligibility requirements or limitations imposed by the Internal Revenue Code, but that would have been provided under the plans, but for these eligibility requirements or Internal Revenue Code limitations. In addition to providing benefits that would otherwise be lost as a result of eligibility requirements or the Internal Revenue Code limitations on tax-qualified plans, the SERP also provides a supplemental benefit upon a change of control prior to the scheduled repayment of the employee stock ownership plan loan.

Mr. Aguggia was also designated a participant in the Bank’s Directors’ Retirement Plan effective January 1, 2014. The material terms of the Directors’ Retirement Plan were previously disclosed in the Company’s Definitive Proxy Statement, filed June 28, 2013, in the section titled “Corporate Governance and Board Matters—Directors’ Retirement Plan.”

Copies of Mr. Aguggia’s employment agreements with the Company and the Bank are attached as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated herein by reference in their entirety.

On November 20, 2013, the Company and the Bank, as applicable, amended their existing employment agreements with each of (i) Christine R. Piano, the Chief Financial Officer and Treasurer of the Company and the Executive Vice President and Chief Financial Officer of the Bank, (ii) Bart D’Ambra, the Executive Vice President and Chief Operating Officer of the Bank and (iii) Stephen Hoogerhyde, the Executive Vice President and Chief Lending Officer of the Bank. The amendments to the employment agreements eliminate a provision in each agreement that provided the executive with the right to voluntarily terminate his or her employment and collect severance benefits in certain circumstances in connection with a change in control of the Company or Bank.

Copies of the amendments to Ms. Piano’s and Messrs. D’Ambra’s and Hoogerhyde’s employment agreements with the Company and the Bank are attached as Exhibits 10.3 through 10.6 to this Form 8-K and are incorporated herein by reference in their entirety.

Item 8.01	Other Events.

On November 20, 2013, the Boards of Directors of the Company, Clifton MHC (the “MHC”) and the Bank adopted an Amended and Restated Plan of Conversion and Reorganization (the “Plan”) pursuant to which the Bank will reorganize from the mutual holding company form of organization to the stock holding company form of organization. The Plan amends and restates in its entirety the Plan of Conversion and Reorganization approved by the Boards of Directors of the Company, the MHC and the Bank on November 8, 2010. The terms of the Plan provide for the sale of shares of a newly-formed holding company to depositors and certain borrowers of the Bank and other members of the public and for the exchange of shares of the Company for shares of the new holding company.

The new Maryland-chartered holding company will offer shares of its common stock for sale to the Bank’s eligible account holders and certain borrowers and to members of the general public in a subscription and community offering in the manner, and subject to the priorities, set forth in the Plan. The highest priority will be depositors with qualifying deposits as of September 30, 2012.

The conversion and reorganization will be subject to the approval of the members of the MHC, the stockholders of the Company, and the Board of Governors of the Federal Reserve System.

The foregoing summary of the Plan is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

A copy of the press release announcing the adoption of the Plan is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Other Exhibits.

(d)	Exhibits

Number	Description

2.1	Amended and Restated Plan of Conversion and Reorganization

10.1	Employment Agreement between Clifton Savings Bancorp, Inc. and Paul M. Aguggia

10.2	Employment Agreement between Clifton Savings Bank and Paul M. Aguggia

10.3	Employment Agreement, as amended, between Clifton Savings Bancorp, Inc. and Christine R. Piano

10.4	Employment Agreement, as amended, between Clifton Savings Bank and Christine R. Piano

10.5	Employment Agreement, as amended, between Clifton Savings Bank and Bart D’Ambra

10.6	Employment Agreement, as amended, between Clifton Savings Bank and Stephen Hoogerhyde

99.1	Press Release dated November 20, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CLIFTON SAVINGS BANCORP, INC.

Date: November 21, 2013	By:	/s/ John A. Celentano, Jr.
John A. Celentano, Jr.
Chairman of the Board and Chief Executive Officer